Exhibit 23.2
February 21, 2008
To Whom It May Concern:
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
     Data & Consulting Services Division of Schlumberger Technology Corporation consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of Quicksilver Resources Inc. (the “Company”) for the year ended December 31, 2007. We further consent to the use of information contained in our reports, as of December 31, 2007, 2006 and 2005, setting forth the estimates of revenues from the Company’s oil and gas reserves in such Annual Report on Form 10-K. We further consent to the incorporation by reference of such Annual Report on Form 10-K into Registration Statement Nos. 333-69496, 333-89204, 333-92196 and 333-130597 on Form S-3 and Registration Statement Nos. 333-91526, 333-94387, 333-113617, 333-116180 and 333-134430 on Form S-8 of the Company.
DATA & CONSULTING SERVICES
DIVISION OF SCHLUMBERGER TECHNOLOGY CORPORATION

By:	/s/ Charles M. Boyer

Charles M. Boyer II, P.G.
Operations Manager
Pittsburgh Consulting Services
Pittsburgh, Pennsylvania